As filed with the Securities and Exchange Commission on June 25 2002
      --------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               EXUS NETWORKS, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                                      91-1317131
  (State or other jurisdiction of                  (I.R.S. employer
    incorporation or organization)                  identification no.)

                         150 E. 58th Street, 25th floor
                            New York, New York            10155
               (Address of principal executive offices) (Zip code)

                               EXUS NETWORKS, INC.
                             2002 STOCK OPTION PLAN
                            (full title of the plan)

                              CONSULTING AGREEMENTS
                            (full title of the plan)

                            Mr. Isaac H. Sutton, CEO
                               Exus Networks, Inc.
                         150 E. 58th Street, 25th floor
                            New York, New York 10155
                     (Name and address of agent for service)

                                 (212) 514-6600
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                David Lubin, Esq.
                        Ehrenreich Eilenberg & Krause LLP
                         11 East 44th Street, 17th Floor
                            New York, New York 10017
                                 (212) 986-9700


                         Calculation of Registration Fee
----------------------------- ------------------- ---------------------------- --------------------------- -------------------------
 Title of securities to be       Amount to be      Proposed maximum offering        Proposed maximum         Amount of registration
         registered             registered(1)           price per unit          aggregate offering price              fee
----------------------------- ------------------- ---------------------------- --------------------------- -------------------------
Common Stock, $.001 par            11,500,000(2)                     $.04(3)          $460,000                    $37.21
value per share
----------------------------- ------------------- ---------------------------- --------------------------- -------------------------
Common Stock, $.001 par             2,500,000(4)                     $.04(3)          $100,000                    $ 8.09
value per share
----------------------------- ------------------- ---------------------------- --------------------------- -------------------------
Common Stock, $.001 par             6,000,000(5)                     $.04(3)          $240,000                    $19.42
value per share
----------------------------- ------------------- ---------------------------- --------------------------- -------------------------
Common Stock, $.001 par             5,000,000(6)                     $.04(3)          $200,000                    $16.18
value per share
----------------------------- ------------------- ---------------------------- --------------------------- -------------------------

 (1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends or similar events.

(2) Represents shares of common stock reserved for issuance pursuant to options available for grant under the registrant's 2002
         Stock Option Plan (the "Option Plan").

(3) Estimated solely for the purposes of calculating the registration fee in accordance with Rule 457(c) and (h) based on the average of the closing bid and ask prices as of June 25, 2002, a date which is five business days prior to the filing of this registration statement.

(4) Represents shares of common stock issuable to an officer and director of the Registrant pursuant to the exercise of options granted to such individual under the Option Plan.

(5) Represents shares of common stock issued to a consultant pursuant to the Consulting Agreement between the Registrant and David
         E.Y. Sarna.

(6) Represents shares of common stock issued to a consultant pursuant to the Consulting Agreement between the Registrant and Martin C.
         Licht.


                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                                EXPLANATORY NOTE

         As permitted by the rules of the Securities and Exchange Commission, this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participant in the plans covered by this Registration Statement as required by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended. Such documents are not being filed with the Securities and Exchange Commission as port of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of such Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

         The following documents or portions thereof, as filed with the Securities and Exchange Commission by Exus Networks, Inc., a Nevada corporation (the "Registrant"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement:

         (1) the Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2001;

         (2) the Registrant's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002;

         (3) the description of the Common Stock, par value $.001 per share, of the Registrant contained in the section entitled "Description of Securities" of the Registrant's Registration Statement on Form S-8 filed on December 12, 2000 (File No. 0-18049); and

         (4) all other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the annual report referred to in (1) above.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part thereof from the date of filing such documents. Any statement contained herein or in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable

Item 6. Indemnification of Directors and Officers.

         The Registrant's Certificate of Incorporation and Bylaws provide that officers and directors who are made a party to or are threatened to be made a party to or is otherwise involved in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was an officer or a director of the Registrant or is or was serving at the request of the Registrant as a director or an officer of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the Nevada General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than permitted prior thereto), against all expense, liabilities, charges and losses (including, without limitation, attorneys' fees, judgments, fines, excise taxes or penalties, and amounts paid or to be paid in settlement) incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue with respect to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators; provided, however, that the Registrant shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized by the Board of Directors. The right to indemnification includes the right to be paid by the Registrant for expenses incurred in defending any such proceeding in advance of its final disposition. Officers and directors are not entitled to indemnification if such persons did not meet the applicable standard of conduct set forth in the Nevada General Corporation Law for officers and directors.

         The Nevada General Corporation Law provides, among other things, that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Registrant) by reason of the fact that the person is or was a director, officer, agent or employee of the Registrant or is or was serving at the Registrant's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the Registrant as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Registrant, unless the court believes that in light of all the circumstances indemnification should apply.

         The indemnification provisions contained in the Registrant's Certificate of Incorporation and Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.


Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8. Exhibits.

The following is a complete list of exhibits filed as a part of this registration statement:

       Exhibit No.          Document

         4.1                2002 Stock Option Plan of the
                            Registrant ("Option Plan").

         4.3                Form of Stock Option Agreement under
                            the Option Plan.

         4.4 Consulting Agreement dated June 20, 2002 by and between Exus Networks, Inc. and David
                            E.Y. Sarna.

         4.5 Consulting Agreement dated June 20, 2002 by and between Exus Networks, Inc. and Martin C. Licht.

         5.1                Opinion of Ehrenreich Eilenberg & Krause, LLP.

         23.1               Consent of Ehrenreich Eilenberg & Krause, LLP.
                            (Included in Exhibit 5.1).

         23.2               Consent of Feldman Sherb & Co., P.C.



Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                EXPLANATORY NOTE

         The Prospectus that is being filed with this Registration Statement has been prepared in accordance with the requirements of General Instruction C to Form S-8 and Part I of Form S-3, and may be used for reofferings of shares of common stock of the Registrant identified in such Prospectus that constitute "control securities" (within the meanings of such General Instruction C).

                               EXUS NETWORKS, INC.

                                  Common Stock
                        --------------------------------


                  The selling security holder identified in this prospectus may sell, from time to time, up to 2,500,000 shares of our common stock. The selling security holder may acquire these shares in the future pursuant to certain stock options that we have granted to him. These shares may be acquired by the selling security holder, and sold by him, over an extended period of time.

                  The selling security holder may sell his shares:

-        through  in the over-the-counter, in privately negotiated transactions.
         or otherwise;
- directly to purchasers or through agents, brokers, dealers or underwriters; and
- at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

                  Our common stock is traded on the Nasdaq Over-the-Counter Bulletin Board under the symbol "EXUS".

                  INVESTING IN OUR SECURITIES INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

                  NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE, AND ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                                                          The date of this
prospectus is June 25, 2002.

             CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS


                  Certain statements contained in, or incorporated by reference in, this prospectus are forward-looking in nature. Such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy. You are cautioned that our business and operations are subject to a variety of risks and uncertainties and, consequently, our actual results may materially differ from those projected by any forward-looking statements. Certain of such risks and uncertainties are discussed below under the heading "Risk Factors". We make no commitment to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information can be read and copies at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including our company.

                           INCORPORATION BY REFERENCE

         The SEC allows us to "incorporate by reference" the documents that we file with the SEC. This means that we can disclose important information to you by referring to those documents. Any information we incorporate in this manner is considered part of this prospectus. Any information we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

         We incorporate by reference the following documents that we have filed with the SEC and any filings that we will make with the SEC in the future under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), until this offering is completed:

         - Annual Report on Form 10-KSB for the year ended December 31, 2001;
           and

         - Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002.

         We will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference into this prospectus. Requests should be directed to: Exus Networks, Inc., 150 E. 58th Street, New York, New York 10155, telephone number: (212) 514-6600.


                               EXUS NETWORKS, INC.

         We are engaged in the business of providing telecommunications services and equipment on a global basis. Our primary focus is on the emerging markets, primarily those of Central Asia, Eastern Europe and the Commonwealth of Independent States.

         Our executive offices are located at 150 E. 58th Street, New York, New York 10155, telephone number: (212) 514-6600.

                                  RISK FACTORS


         In addition to the other information in this document, you should carefully consider the following factors before making an investment.

RISK THAT WE MAY BE UNABLE TO RAISE ADDITIONAL FUNDS TO CONTINUE OPERATIONS

         We have incurred negative cash flows from operations in each year since our inception. We require an immediate infusion of at least $2,000,000 to continue operations. Our future liquidity and capital requirements are difficult to predict, as they depend on numerous factors, including the success of our existing product and services offerings as well as competing technological and market developments. We need to raise additional funds in order to meet our immediate working capital requirements and to support additional capital expenditures. Additional funds may not be available when needed and, even if additional funds are available, we may not find the terms favorable or commercially reasonable. If adequate funds are unavailable, we may be required to cease operations. If we raise additional funds by issuing equity securities, our existing stockholders will own a smaller percentage of our capital stock and new investors may pay less on average for their securities than, and could have rights superior to, our existing stockholders. If we are unable to raise additional funds, we may have to curtail or cease operations.

WE HAVE A HISTORY OF OPERATING LOSSES AND NEGATIVE CAHS FLOW AND EXPECT OUR LOSSES TO CONTINUE

         We have incurred significant net losses since we began operating in 1998. The net losses include net losses of $4,685,000 during the year ended December 31, 2001 and $755,000 during the year ended December 31, 2000. As of December 31, 2001, our accumulated deficit was approximately $6,514,000 and the working capital deficit was $2,113,000. We anticipate that it will continue to incur net losses. Our ability to achieve and maintain profitability will depend upon our ability to obtain additional financing and to generate significant revenues. We cannot assure you that we will be able to generate significant additional revenues or offer any new products or services. Even if we become profitable, we may not sustain or increase our profitability on a quarterly or annual basis in the future.

         Since sales of satellite communications equipment are dependent on the growth of communications networks, as market demand for these networks declines, our revenue and profitability are likely to decline.

         We expect to derive a significant amount of revenue from the sale of communications products. If the long-term growth in demand for communications products does not occur as we expect, the demand for our services may decline or grow more slowly than we expect. As a result, we may not be able to grow our business. The demand for communications products is affected by various factors, many of which are beyond our control.

RISKS ASSOCIATED WITH OPERATING IN INTERNATIONAL MARKETS COULD RESTRICT OUR ABILITY TO EXPAND GLOBALLY AND HARM OUR BUSINESS AND PROSPECTS

         We market and sell our products and services in the United States and internationally. We anticipate that international sales will account for a significant portion of our total revenues for the foreseeable future. There are some risks inherent in conducting business internationally.

         o changes in regulatory requirements could restrict our ability to deliver services to our international customers;

         o export restrictions, tariffs, licenses and other trade barriers could prevent us from adequately equipping our network facilities;

         o differing technology standards across countries may impede our ability to integrate our products and services across international borders;

         o political and economic instability in international markets could impede our ability to deliver our services to customers and harm our financial results;

        o protectionist laws and business practices favoring local competition may give unequal bargaining leverage to key vendors in countries where competition is scarce, significantly increasing our operating costs;

        o increased expenses associated with marketing services in foreign countries;

        o  decreases in value of foreign currency relative to the U.S. dollar;

        o relying on local subcontractors for installation of our products and services;

        o  difficulties in staffing and managing foreign operations;

        o  potentially adverse taxes;

        o  complex foreign laws and treaties; and

        o  difficulties in collecting accounts receivable.

         These and other risks could impede our ability to manage our international operations effectively, limit the future growth of our business, increase our costs and require significant management attention. If we do not execute our business strategy or if the market for our services fails to develop or develops more slowly than we expect, our stock price may be adversely affected.

         Our future revenues and results of operations are dependent on our execution of our business strategy and the development of the market for our current and future services. If the market for our current or future services fails to develop, or develops more slowly than we expect, then our stock price may be adversely affected.

CURRENCY DEVALUATIONS IN THE FOREIGN MARKETS IN WHICH THE COMPANY OPERATES COULD DECREASE DEMAND FOR OUR PRODUCTS AND SERVICES

         Our foreign sales are denominated in U.S. dollars. Consequently, decreases in the value of local currencies relative to the U.S. dollar in the markets in which we operate, adversely affect the demand for our products and services by increasing the price of our products and services in the currencies of those countries in which we operate. The difficult economic conditions in international markets and the resulting foreign currency devaluations may adversely impact our results of operations.

You should not rely on our quarterly operating results as an indication of our future results because they are subject to significant fluctuations, and if we fail to meet the expectations of public market analysts or investors, our stock price could decline significantly.

         Our future revenues and results of operations may significantly fluctuate due to a combination of factors, including:

        o the length of time needed to initiate and complete customer contracts;

        o  delays and/or a decrease in the booking of new contracts;

        o  the demand for and acceptance of our existing products and services;

        o  the cost of providing our products and services;

        o the introduction of new and improved products and services by us or our competitors;

        o  market acceptance of new products and services;

        o  the timing of significant marketing programs;

        o  our ability to hire and retain additional personnel;

        o  the competition in our markets; and

        o general economic conditions in the United States and abroad may adversely impact our quarterly results.

        Accordingly, you should not rely on quarter-to-quarter comparisons of our results of operations as an indication of our future performance. It is possible that in future periods our results of operations may be below the expectations of public market analysts and investors, which could cause the trading price of our common stock to decline.

OUR MARKETS ARE HIGHLY COMPETITIVE AND WE MAY LOSE MARKET SHARE AS A RESULT

         The markets in which we operate are highly competitive and this competition could harm our ability to sell our products and services on prices and terms favorable to us.

         We anticipate that our competitors may develop or acquire services that provide functionality that is similar to that provided by our services and that those services may be offered at significantly lower prices or bundled with other services. In addition, we anticipate that continuing deregulation worldwide is expected to result in the formation of a significant number of new competitive service providers over the next two to three years. These competitors have the financial resources to withstand substantial price competition and may be in a better position to endure difficult economic conditions, and may be able to respond more quickly than we can to new or emerging technologies and changes in customer requirements. Moreover, many of our competitors have more extensive customer bases, broader customer relationships and broader industry alliances that they could use to their advantage in competitive situations.

         The markets in which we operate have limited barriers to entry and we expect that we will face additional competition from existing competitors and new market entrants in the future. Moreover, our current and potential competitors have established or may establish strategic relationships among themselves or with third parties to increase the ability of their products and services to address the needs of our current and prospective customers. Existing and new competitors with their potential strategic relationships may rapidly acquire significant market share, which would harm our business and financial condition.

         If the satellite communications industry fails to continue to develop or new technology makes it obsolete, our business and financial condition will be harmed.

         Our business is dependent on the continued success and development of satellite communications technology, which competes with terrestrial communications transport technologies like terrestrial microwave, coaxial cable and fiber optic communications systems. If the satellite communications industry fails to continue to develop, or any technological development significantly improves the cost or efficiency of competing terrestrial systems relative to satellite systems, then our business and financial condition would be materially harmed.

OUR ABILITY TO EFFECTIVELY MANAGE OUR GROWTH AND EXPANSION COULD SERIOUSLY HARM OUR ABILITY TO RUN OUR BUSINESS

         Any failure to manage our growth effectively could seriously harm our ability to respond to customers, monitor the quality of our products and services and maintain the overall efficiency of its operations. If we fail to manage any future growth in an efficient manner, and at a pace consistent with our business, our revenues, financial condition and business will be harmed.

         We will be paid a fixed price in most of our customer contracts, and any variation between the fixed price and the actual cost of performance may harm our financial condition and results of operations.

         A majority of our customer contracts will be on a fixed-price basis. The profitability of these contracts will be subject to inherent uncertainties in the cost of performance, including costs related to unforeseen obstacles and unexpected problems encountered in engineering, design and testing of our products and services. Our financial condition will be dependent on generating a significant number of fixed cost contracts to cover our costs.

IF OUR PRODUCTS AND SERVICES ARE NOT ACCEPTED IN DEVELOPING COUNTRIES WITH EMERGING MARKETS, OUR REVENUES WILL BE IMPAIRED

         We anticipate that a substantial portion of the growth in the demand for our products and services will come from customers in developing countries due to a lack of basic communications infrastructure in these countries. However, we cannot guarantee an increase in the demand for our products and services in developing countries or that customers in these countries will accept our products and services at all. Our ability to penetrate emerging markets in developing countries is dependent upon various factors including:

        o the speed at which communications infrastructure, including terrestrial microwave, coaxial cable and fiber optic communications systems, which compete with satellite-based services, is built;

        o the effectiveness of our local value-added resellers and sales representatives in marketing and selling our products and services; and

        o  the acceptance of our products and services by customers.

         If our products and services are not accepted, or the market potential for us does not develop, our revenues will be impaired.


WE MAY NOT BE ABLE TO KEEP PACE WITH TECHNOLOGICAL CHANGES, WHICH WOULD MAKE OUR PRODUCTS AND SERVICES NON-COMPETITIVE AND OBSOLETE

         The telecommunications industry, including satellite-based communications services, is characterized by rapidly changing technologies, frequent new product and service introductions and evolving industry standards. If we are unable, for technological or other reasons, to develop and introduce new products and services or enhancements to existing products and services in a timely manner or in response to changing market conditions or customer requirements, our products and services would become non-competitive and obsolete, which would harm our business, results of operations and financial condition.

WE DEPEND ON OUR SUPPLIERS, SOME OF WHICH ARE OUR SOLE OR A LIMITED SOURCE OF SUPPLY, AND THE LOSS OF THESE SUPPLIERS WOULD MATERIALLY ADVERSELY AFFECT OUR BUSINESS

         We currently obtain most of our critical components and services from single or limited sources and generally do not maintain significant inventories or have long-term or exclusive supply contracts with our source vendors. Moreover, we will rely on the provider of our shared satellite network as well as the suppliers of our mobile satellite division, RoamBuddy Division and Distance Learning Division. If we do not get timely deliveries of quality products and services, or if there are significant increases in the prices of these products or services, it could have a material adverse effect on our business, results of operations and financial condition.

WE MAY NOT BE ABLE TO LEASE TRANSPONDER SPACE ON SATELLITES WHICH COULD LIMITE OUR ABILITY TO PROVIDE OUR SERVICES TO OUR CUSTOMERS

         We intend to lease transponder space on satellites in order to provide communications and Internet services to our customers. The supply of transponder space serving a geographic region on earth is limited by the number of satellites that are in orbit above that geographic region. If companies that own and deploy satellites in orbit underestimate the demand for transponder space in a given geographic area or they are simply unable to build and launch enough satellites to keep up with increasing demand, the price for leasing transponder space could rise, increasing our cost of operations or simply may not be able to lease enough transponder space where needed to meet the demands of our customers. We currently anticipate that the rapid growth in the demand for satellite-based communications worldwide could lead to a short-term shortage of transponder space.

OUR NETWORK MAY EXPERIENCE SECURITY BREACHES WHICH COULD DISRUPT OUR SERVICES

         Our network infrastructure may be vulnerable to computer viruses, break-ins, denial of service attacks and similar disruptive problems caused by our customers or other Internet users. Computer viruses, break-ins, denial of service attacks or other problems caused by third parties could lead to interruptions, delays or cessation in service to our customers. There currently is no existing technology that provides absolute security, and the cost of minimizing these security breaches could be prohibitively expensive. We may face liability to customers for such security breaches. Furthermore, these incidents could deter potential customers and adversely affect existing customer relationships.

    Satellites upon which we rely may be damaged or lost, or malfunction. The damage, loss or malfunction of any of the satellites used by us, or a temporary or permanent malfunction of any of the satellites upon which we rely, would likely result in the interruption of our satellite-based communications services. This interruption would have a material adverse effect on our business, results of operations and financial condition.

WE MAY BE SUBJECT TO FOREIGN REGULATIONS WHICH MAY IMPOSE FURTHER IMEDIMENTS TO OUR BUSINESS

         Regulatory schemes in countries in which we may seek to provide our satellite-delivered data communications services may impose impediments on our operations. Some countries in which we intend to operate have telecommunications laws and regulations that do not currently contemplate technical advances in telecommunications technology like Internet/intranet transmission by satellite. We cannot assure you that the present regulatory environment in any of those countries will not be changed in a manner which may have a material adverse impact on our business. Either we or our local partners typically must obtain authorization for each country in which we will provide our satellite-delivered data communications services. The regulatory schemes in each country are different, and thus there may be instances of noncompliance of which we are not aware. We cannot assure you that our licenses and approvals are or will remain sufficient in the view of foreign regulatory authorities, or that necessary licenses and approvals will be granted on a timely basis in all jurisdictions in which we wish to offer our products and services or that restrictions applicable thereto will not be unduly burdensome.

REGULATION OF THE INTERNET

         Due to the increasing popularity and use of the Internet, it is possible that a number of laws and regulations may be adopted at the local, national or international levels with respect to the Internet, covering issues including user privacy and expression, pricing of products and services, taxation, advertising, intellectual property rights, information security or the convergence of traditional communication services with Internet communications. It is anticipated that a substantial portion of our Internet operations will be carried out in countries which may impose greater regulation of the content of information coming into the country than that which is generally applicable in the United States. To the extent that we provide content as a part of our Internet services, we will be subject to laws regulating content. Moreover, the adoption of laws or regulations may decrease the growth of the Internet, which could in turn decrease the demand for our Internet services or increase our cost of doing business or in some other manner have a material adverse effect on our business, operating results and financial condition. In addition, the applicability to the Internet of existing laws governing issues including property ownership, copyrights and other intellectual property issues, taxation, libel and personal privacy is uncertain. The vast majority of these laws were adopted prior to the advent of the Internet and related technologies and, as a result, do not contemplate or address the unique issues of the Internet and related technologies. Changes to these laws intended to address these issues, including some recently proposed changes, could create uncertainty in the marketplace which could reduce demand for our products and services, could increase our cost of doing business as a result of costs of litigation or increased product development costs, or could in some other manner have a material adverse effect on our business, financial condition and results of operations.

                                 USE OF PROCEEDS

         The shares covered by this prospectus are being offered by a certain selling security holder and not by us. Consequently, we will not receive any proceeds from the sale of these shares. However, we will receive the proceeds from the exercise of certain stock options as described below.

         The shares that may be sold under this prospectus consist of shares that the selling security holder may acquire in the future pursuant to certain stock options that we have granted to him. In order for the selling security holder to acquire any such shares, the selling security holder will be required to pay us the exercise price specified in the relevant option. We intend to use any proceeds that we receive from the exercise of such options for working capital and our general corporate purposes.

                             SELLING SECURITY HOLDER


                  The selling security holder identified in this prospectus may sell, from time to time, up to 2,500,000 shares of our common stock. These shares may be sold over an extended period of time. These shares may be acquired pursuant to options that we granted under our 2002 Stock Option Plan.

                  The selling security holder that may sell shares pursuant to this prospectus is an officer and the sole director of our company that is identified in the table below. The table shows the number of shares that such selling security holder may sell pursuant to this prospectus. If a selling security holder transfers any of the shares shown in the table, the transferee will be considered a selling security holder for purposes of this prospectus, provided that (i) the transfer was a private placement and (ii) the transferee is identified in a supplement to this prospectus.

        --------------------------        --------------------------------------
        Name and Position                 Shares Covered by this Prospectus (1)
        --------------------------        --------------------------------------
        Isaac H. Sutton
          Chief Executive Officer
          and Director                       2,500,000
        --------------------------        --------------------------------------

         Mr. Sutton owns or has the right to acquire 5,000,000 additional securities of our company upon the exercise of outstanding options. These shares are not covered by this prospectus.


                              PLAN OF DISTRIBUTION

         The selling security holder may sell shares:

o in the over-the-counter market, in privately negotiated transactions or otherwise;
o directly to purchasers or through agents, brokers, dealers or underwriters; and
o at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

              If a selling stockholder sells shares through agents, brokers, dealers or underwriters, such persons may receive compensation in the form of discounts, commissions or concessions. Such compensation may be greater than customary compensation.

              To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

                                  LEGAL MATTERS

                  Certain legal matters relating to the shares of common stock that may be offered pursuant to this prospectus will be passed upon for us by Ehrenreich Eilenberg & Krause, LLP, New York, New York.


                                     EXPERTS

                  Feldman Sherb & Co, P.C., independent auditors, have audited the financial statements of our company as of December 31, 2001 and 2000 and for the years then ended, as set forth in their reports, which are incorporated in this prospectus by this reference, appearing in our annual reports on Form 10-KSB for the corresponding years.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 25, 2002.


                                                EXUS NETWORKS, INC.

                                                By: /s/ Isaac H. Sutton

                                                        Isaac H. Sutton
                                                        Chief Executive Officer